EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

CORRECTING AND REPLACING
In the release sent earlier today there was an error in the Outlook section in which the Non-GAAP Gross Margin outlook for the third quarter was shown as 32% to 45%. The corrected Non-GAAP Gross Margin outlook for the third quarter is 42% to 45%.

The corrected release follows:

FORMFACTOR, INC. REPORTS 2019 SECOND QUARTER RESULTS
Company Delivers Sequential and Year-on-Year Revenue Growth, with Results at the Top End of Outlook Range; Expects
Continued Growth in Q3

LIVERMORE, Calif. — July 31, 2019 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the second quarter of fiscal 2019 ended June 29, 2019. Quarterly revenues were $138.0 million, up 4.4% from $132.2 million in the first quarter of fiscal 2019, and up 1.9% from $135.5 million in the second quarter of fiscal 2018.

•	Revenue and profitability at the top end of the outlook range

•	Strong Foundry & Logic and DRAM probe card demand driven by node transitions, design releases, and adoption of test-intensive advanced packaging

•	Growth in RF probe cards from 5G pilot production and new customer wins for 4G-LTE handset refresh cycles

“FormFactor delivered sequential and year-over-year revenue growth during the second quarter, resulting in strong cash generation and robust profitability,” said Mike Slessor, CEO of FormFactor, Inc. “These results further validate our broadly diversified leadership positions in attractive consumables and R&D-driven markets, which are less volatile than capital equipment.”

Second Quarter Highlights

On a GAAP basis, net income for the second quarter of fiscal 2019 was $6.9 million, or $0.09 per fully-diluted share, compared to net income for the first quarter of fiscal 2019 of $5.5 million, or $0.07 per fully-diluted share, and net income for the second quarter of fiscal 2018 of $9.1 million, or $0.12 per fully-diluted share. Gross margin for the second quarter of 2019 was 40.1%, compared with 39.7% in the first quarter of 2019, and 41.5% in the second quarter of 2018.

On a non-GAAP basis, net income for the second quarter of fiscal 2019 was $16.1 million, or $0.21 per fully-diluted share, compared to net income for the first quarter of fiscal 2019 of $15.2 million, or $0.20 per fully-diluted share, and net income for the second quarter of fiscal 2018 of $20.4 million, or $0.27 per fully-diluted share. On a non-GAAP basis, Gross margin for the second quarter of 2019 was 44.3%, compared with 44.1% in the first quarter of 2019, and 45.9% in the second quarter of 2018.

A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below.

Free cash flow for the second quarter of fiscal 2019 was $29.9 million, compared to free cash flow for the first quarter of fiscal 2019 of $14.9 million, and free cash flow for the second quarter of 2018 of $16.8 million. A reconciliation of net cash provided by operating activities to free cash flow is provided in the schedules included below.

Outlook

Dr. Slessor added, “Despite limited visibility, we continue to be encouraged by the broad-based strength in our served markets. As a result, we again expect to deliver sequential revenue growth and strong profitability in the third quarter.”

For the third quarter ending on September 28, 2019, FormFactor is providing the following outlook*:

	GAAP	Reconciling Items**	Non-GAAP
Revenue	$137 million to $145 million	—	$137 million to $145 million
Gross margin	38% to 41%	$6 million	42% to 45%
Net income per diluted share	$0.05 to $0.11	$0.13	$0.18 to $0.24

*This outlook assumes consistent foreign currency rates.
**Reconciling items are stock-based compensation, restructuring charges and amortization of intangibles.

We posted our revenue breakdown by geographic region, by market segment and with customers with greater than 10% of total revenue on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through August 2, 7:30 p.m. Pacific Time, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 6388634. Additionally, the replay will be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income, non-GAAP earnings per fully-diluted share, and non-GAAP gross margin, that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses, gains and losses. Reconciliations of the adjustments to GAAP results for the three and six months ended June 29, 2019 and for outlook provided before, as well as for the comparable periods of fiscal 2018, are provided below, and on the Investor Relations section of our website at www.formfactor.com. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Financial Measures” following the tables below.

About FormFactor:

FormFactor, Inc. (NASDAQ:FORM), is a leading provider of essential test and measurement technologies along the full IC life cycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date hereof, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to statements regarding future financial and operating results, customer demand, conditions in the semiconductor industry, and growth opportunities, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in demand for the Company’s products; customer-specific demand; the speed of customer implementation of new technologies; industry seasonality;

risks to the Company’s ability to realize operational efficiencies; changes macro-economic environments; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Revenues	$138,018	$135,509	$270,231	$253,799
Cost of revenues	82,666	79,291	162,358	152,452
Gross profit	55,352	56,218	107,873	101,347
Operating expenses:
Research and development	20,074	19,675	39,797	37,721
Selling, general and administrative	26,283	25,232	51,467	48,681
Total operating expenses	46,357	44,907	91,264	86,402
Operating income	8,995	11,311	16,609	14,945
Interest income	684	326	1,264	583
Interest expense	(522)	(910)	(1,117)	(1,877)
Other income (expense), net	81	50	(3)	(462)
Income before income taxes	9,238	10,777	16,753	13,189
Provision for income taxes	2,290	1,654	4,322	1,941
Net income	$6,948	$9,123	$12,431	$11,248
Net income per share:
Basic	$0.09	$0.12	$0.17	$0.15
Diluted	$0.09	$0.12	$0.16	$0.15
Weighted-average number of shares used in per share calculations:
Basic	74,478	73,157	74,483	72,991
Diluted	76,189	74,533	76,061	74,427

FORMFACTOR, INC.
RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
GAAP Gross Profit	$55,352	$56,218	$107,873	$101,347
Adjustments:
Amortization of intangibles	4,711	5,138	9,430	10,295
Stock-based compensation	964	813	1,914	1,733
Restructuring charges	138	—	258	—
Non-GAAP Gross Profit	$61,165	$62,169	$119,475	$113,375

GAAP Gross Margin	40.1%	41.5%	39.9%	39.9%
Adjustments:
Amortization of intangibles	3.4%	3.8%	3.5%	4.1%
Stock-based compensation	0.7%	0.6%	0.7%	0.7%
Restructuring charges	0.1%	—%	0.1%	—%
Non-GAAP Gross Margin	44.3%	45.9%	44.2%	44.7%

GAAP operating expenses	$46,357	$44,907	$91,264	$86,402
Adjustments:
Amortization of intangibles	(2,368)	(2,032)	(4,739)	(4,069)
Stock-based compensation	(4,325)	(3,315)	(8,670)	(6,151)
Restructuring charges	(88)	—	(177)	—
Non-GAAP operating expenses	$39,576	$39,560	$77,678	$76,182

GAAP operating income	$8,995	$11,311	$16,609	$14,945
Adjustments:
Amortization of intangibles	7,079	7,170	14,169	14,364
Stock-based compensation	5,289	4,128	10,584	7,884
Restructuring charges	226	—	435	—
Non-GAAP operating income	$21,589	$22,609	$41,797	$37,193

GAAP net income	$6,948	$9,123	$12,431	$11,248
Adjustments:
Amortization of intangibles	7,079	7,170	14,169	14,364
Stock-based compensation	5,289	4,128	10,584	7,884
Restructuring charges	226	—	435	—
Income tax effect of non-GAAP adjustments	(3,443)	3	(6,325)	(422)
Non-GAAP net income	$16,099	$20,424	$31,294	$33,074

Non-GAAP net income per share:
Basic	$0.22	$0.28	$0.42	$0.45
Diluted	$0.21	$0.27	$0.41	$0.44

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 29, 2019	June 30, 2018
Net income	$12,431	$11,248
Selected adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,289	6,893
Amortization	14,169	14,364
Stock-based compensation expense	10,584	7,884
Provision for excess and obsolete inventories	5,304	4,593
Other activity impacting operating cash flows	4,711	(14,924)
Net cash provided by operating activities	55,488	30,058
Cash flows from investing activities:
Acquisition of property, plant and equipment	(11,460)	(8,545)
Proceeds (purchases) of marketable securities, net	(1,066)	1,542
Other activity impacting investing cash flows	(56)	41
Net cash used in investing activities	(12,582)	(6,962)
Cash flows from financing activities:
Proceeds from issuances of common stock	3,870	4,754
Tax withholdings related to net share settlements of equity awards	(2,157)	(2,453)
Principal repayments on term loan	(18,750)	(21,250)
Net cash used in financing activities	(17,037)	(18,949)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	279	(58)
Net increase in cash, cash equivalents and restricted cash	26,148	4,089
Cash, cash equivalents and restricted cash, beginning of period	100,546	92,726
Cash, cash equivalents and restricted cash, end of period	$126,694	$96,815

FORMFACTOR, INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net cash provided by operating activities	$34,850	$20,736	$55,488	$30,058
Adjustments:
Cash paid for interest	476	791	778	1,617
Capital expenditures	(5,432)	(4,714)	(11,460)	(8,545)
Free cash flow	$29,894	$16,813	$44,806	$23,130

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands (Unaudited)

	June 29, 2019	December 29, 2018
ASSETS
Current assets:
Cash and cash equivalents	$124,810	$98,472
Marketable securities	52,071	50,531
Accounts receivable, net of allowance for doubtful accounts of $189 and $185	71,289	95,333
Inventories, net	83,852	77,706
Restricted cash	818	849
Refundable income taxes	524	1,260
Prepaid expenses and other current assets	14,282	13,669
Total current assets	347,646	337,820
Restricted cash	1,066	1,225
Operating lease, right-of-use-assets	33,274	—
Property, plant and equipment, net of accumulated depreciation of $270,566 and $263,102	54,436	54,054
Goodwill	189,121	189,214
Intangibles, net	53,404	67,640
Deferred tax assets	77,279	77,301
Other assets	1,343	968
Total assets	$757,569	$728,222

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,252	$40,006
Accrued liabilities	29,500	27,731
Current portion of term loan, net of unamortized issuance cost of $93 and $160	33,657	29,840
Deferred revenue	7,198	4,941
Operating lease liabilities	6,203	—
Total current liabilities	102,810	102,518
Term loan, less current portion, net of unamortized issuance cost of $0 and $29	12,500	34,971
Deferred tax liabilities	2,339	2,355
Long-term operating lease liabilities	31,173	—
Other liabilities	4,645	8,214
Total liabilities	153,467	148,058

Stockholders’ equity:
Preferred stock, $0.001 par value:
10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value:
250,000,000 shares authorized; 74,691,781 and 74,139,712 shares issued and outstanding	75	74
Additional paid-in capital	875,024	862,897
Accumulated other comprehensive income	159	780
Accumulated deficit	(271,156)	(283,587)
Total stockholders’ equity	604,102	580,164
Total liabilities and stockholders’ equity	$757,569	$728,222

About our Non-GAAP Financial Measures:
We believe that the presentation of non-GAAP net income, non-GAAP earnings per fully-diluted share, non-GAAP gross margin, and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP earnings per fully-diluted share, and non-GAAP gross margin are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income, non-GAAP earnings per fully-diluted share, and non-GAAP gross margin when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our company. We compute non-GAAP net income, non-GAAP fully-diluted earnings per share, and non-GAAP gross margin, by adjusting GAAP net income, GAAP earnings per fully-diluted share, and GAAP gross margin to remove the impact of certain items and the tax effect, if applicable, of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income, earnings per fully-diluted share, or gross margin prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income, non-GAAP earnings per fully-diluted share, and non-GAAP gross margin should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to Non-GAAP Net Income,” "Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin," and “Reconciliation of Cash Provided By Operating Activities to Free Cash Flow” included in this press release.

Source: FormFactor, Inc.
FORM-F